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EXHIBIT 10.1

                            SHARE EXCHANGE AGREEMENT

THIS AGREEMENT made as of March 23, 2001

BETWEEN: Jarrett Fairlie, 1240 Highridge Drive, Kamloops, British Columbia
         V2C 6G5
                                                                  (the "Vendor")

AND: AirCare Installations Inc. (Incorporation No. 599519) a British Columbia company with an address at 201-239 Victoria Street, Kamloops, BC V2C 2A1
                                                                 (the "Company")

AND: Armor Enterprises, Inc., a Florida corporation with an address at 300 South Orange Avenue, 15th Floor, PMB#14003, Orlando, Florida, U.S.A 32801

                                                               (the "Purchaser")

BACKGROUND

A. The Vendor is the registered and beneficial owner of all the issued and outstanding shares in the capital of (the "Company"), being 120 common shares without par value (the "Shares").

B. The Company is a private British Columbia corporation that carries on an automotive parts business in British Columbia.

C. The Vendor, as the registered and beneficial owner of the Shares, has agreed to sell and the Purchaser has agreed to purchase the Shares, on the terms and conditions contained in this Agreement.

D. The Purchaser is a Florida corporation that currently has no active business and is a development stage company seeking to acquire and active business.

THE AGREEMENT WITNESSES that in consideration of the premises and covenants and agreements contained in this Agreement, the parties covenant and agree with each other as follows:

Article 1 - Schedules

1.1 The following are the Schedules attached to and incorporated in this Agreement by reference and deemed to be part of this Agreement;

1.  Financial Statements
2.  Directors Resolutions
3.  Memorandum and Articles of the Company
4.  Asset List - Company
5.  Restrictive Covenant Agreements
6.  Opinion of Vendor's Counsel


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Article 2 - Definitions

In this Agreement:

2.1 "Business" means the automotive parts business of the Company, including the ownership of the product line, formulas, trademarks, trade secrets, machinery and other assets necessary to continue the successful operation of the Company's business.

2.2 "Closing Date" means March 23, 2001, or such earlier or later date as may be mutually agreed upon by the parties in writing.

2.3 "Financial Statements" means the financial statements of the Company as attached in this Agreement as Schedule 1

2.4 "Shares means all the issued and outstanding shares in the capital of the Company at the Time of Closing.

2.5 "Time of Closing" means 10:00 am (Vancouver time) on the Closing Date.

Article 3 - Purchased Shares and Purchase Price

3.1 Purchases Shares

Subject to the terms and conditions of this Agreement and based on the representations and warranties of the Vendor set forth in this Agreement, on the Closing Date the Vendor will sell, assign and transfer to the Purchaser and the Purchaser will purchase from the Vendor all (but not less than all) of the Shares for 17,000,000 (seventeen million) common shares in the capital stock of the Purchaser (the "Purchase Price"), valued at US$0.01 per share. The Purchase Price will be allocated equally per-share. If the transactions in this Agreement are completed on the Closing Date, the Vendor will be entitled to the Purchase Price. If the transactions contemplated in this Agreement are not completed on the Closing Date, the Vendor will forthwith repay the Purchase Price to the Purchaser.

3.2 Financing

After the Closing Date the Purchaser will conduct a private placement offering of 10,000,000 common shares for US$0.01 per share for an aggregate of US$100,000 (the "Financing"). It is agreed that all of the parties to this agreement will participate in the conduct of the private placement on a best efforts basis.

3.3 Management Fee

The president of the Purchaser, will receive a management fee to be agreed and contingent upon the success of the private placement of shares.

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3.4 Employment Agreement

The Vendor will enter into a Restrictive Covenant Agreement that will be attached to this Agreement and form a part of this Agreement.

3.5 Audited Financial Statements

In the event that the Company is unable to produce audited financial Statements by October 1, 2001, then this agreement shall be subject to cancellation at the option of the shareholders of the Purchaser as at the date of this agreement.

Article 4 - Vendor's Representations and Warranties

In order to induce the Purchaser to enter into and consummate this Agreement, the Vendor and the Company represent and warrant to and covenant with the Purchaser as follows:

4.1 The Company is a company duly incorporated and organized under the laws of British Columbia, is not a reporting Company, and is a valid and subsisting company in good standing with the Office of the Registrar of Companies of British Columbia.

4.2 The Company is duly licensed and authorized to carry on business by the appropriate regulatory or governmental authority of each jurisdiction where it carries on business.

4.3 The authorized capital of the Company is 1,100,000 shares divided as follows:

a) 100,000 Class "A" common shares without par value;
b) 100,000 Class "B" common shares without par value;
c) 100,000 Class "C" preferred shares without par value;
d) 100,000 Class "D" preferred shares without par value;
e) 1,000,000 Class "E" shares with a par value of C$/01 each.

Of which only 120 Class "A" common shares are issued and outstanding.

4.4 The Vendor owns the Shares as legal and beneficial owner, free and clear of all liens, claims, charges and encumbrances. The Vendor and the Company has due and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement and to transfer the legal and beneficial title to and ownership of the Shares to the Purchaser.

4.5 No person, firm or corporation has any agreement or option or any right capable of becoming an agreement for the purchase of the Shares or any other shares in the capital of the Company or any right capable of becoming an agreement for the purchase, subscription or issuance of any of the unissued shares in the capital of the Company.

4.6 The Company has the corporate power to own the properties owned by it and to carry on the Business and is duly qualified to carry on business in British Columbia.

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4.7 The Company holds all licenses and permits required for carrying on the
Business in the manner in which it has heretofore been carried on and all such licenses and permits are in good standing.

4.8 The Financial Statements are true and correct in every material respect and represent fairly the assets, liabilities and financial position of the Company as at , and the results of its operations to that date, in accordance with generally accepted accounting principles applied on a basis consistent with that of the previous year.

4.9 There are no liabilities, contingent or otherwise, of the Company which are not disclosed or reflected in Schedule 1 and the Company has not guaranteed, or agreed to guarantee, any debt, liability or other obligation to any person, firm or corporation. There are no liabilities of any other party capable of creating a lien or charge on any of the assets of the Company.

4.10 The Company is not indebted to the Vendor or any affiliate, director or officer of the Company.

4.11 No dividends or other distribution on any shares in the capital of the Company have been made, declared or authorized since incorporation, to or on behalf of the Vendor or to or behalf of officers, directors or shareholders of the Company.

4.12 No payments of any kind outside the ordinary course of business have been made or authorized since incorporation, to or on behalf of the Vendor or to or on behalf of officers, directors or shareholders of the Company.

4.13 Since incorporation:

(a) there have not been any material adverse change in the financial position or condition of the Company or any damage, loss or other change in circumstances materially affecting the Business or property of the Company or its right or capacity to carry on business;

(b) the Company has not waived or surrendered any right of material value;

(c) the Company has not discharged or satisfied or paid any lien or encumbrance or obligation or liability;

(d) the Business of the Company has been carried on in the ordinary course; and

(e) no capital expenditures have been authorized or made.

4.14 The Memorandum and Articles of the Company are as attached in Schedule 3

4.15 The Company does not have any contracts, agreements, collective agreements, pension plans, profit-sharing plans, bonus plans, group insurance or similar plans, undertakings or arrangements whether oral, written or implied with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, lawyers or others, except as set out in
Schedule 5.

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4.16 There is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or t the knowledge of the Vendor threatened against or affecting the Company or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency.

4.17 The Company is not in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees to which it is subject or which apply to it and uses to which the assets of the Company have been put are not in breach of any statute, bylaw, regulation, covenant, restriction, plan or permit, including those regulating the discharge of materials into the environment and the storage, treatment and disposal of waste or otherwise relating to the protection of the environment and health and safety of persons. For greater certainty, the assets of the Company have not been used in a manner which does or will give rise to any obligation of restoring or removal or any liability for the costs of restoration or removal or for the payment damages to any third party.

4.18 The employees of the Company and their current remuneration are described in Schedule 5.

4.19 The Company has good marketable title to all its properties and assets and in particular the properties and assets described in Schedule 4, subject to no mortgage, pledge, deed of trust, lien, conditional sale agreement, encumbrance or charge and all of such properties in assets are in good order and repair.

4.20 The Company has not experienced nor is it or the Vendor aware of any occurrence or event which has had, or might reasonably be expected to have, a materially adverse effect on the Business or the results of its operations.

4.21 Neither the Vendor nor any officer, director or employee of the Company is now indebted or under obligation to the Company on any account.

4.22 All tax returns and reports of the Company required by law to be filed before the date of this Agreement have been filed and are substantially true, complete and correct.

4.23 Under the INCOME TAX ACT of Canada and British Columbia the Company has been since its incorporation and is now a Canadian-controlled private corporation.

4.24 The Company has not before the day of this Agreement:

(a) acquired any property from a person with whom it was not dealing with at arm's length except as set out in Schedule 5; or

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(b) disposed of anything to a person with whom the Company was not dealing with at arm's length for proceeds less than the fair market value.

4.25 The Company has made all elections required to be made under the Income Tax Act of Canada in connection with any distributions by the Company and all such elections were true and correct.

4.26 All material transactions of the Company have been promptly and properly recorded or filed in or with its respective books and records. The minute books of the Company contain all records of the meetings and proceedings of shareholders and directors of the Company.

4.27 The performance of this Agreement will not be in violation of the Memorandum or Articles of the Company or of any agreement to which the Vendor or the Company is a party and will not give any person or Company any right to terminate or cancel any agreement or any right enjoyed by the Company and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature in favor of a third party upon or against the assets of the Company or the Shares or the violation of any law or regulation of Canada or of any province or territory of Canada, any municipal by law or ordinance or any order or decree of any court or tribunal to which the Vendor or the Company is subject which could materially affect the Business or the Company or prevent the due and valid transfer of the Shares as provided in this Agreement.

4.28 The Company maintains such insurance against loss for damages to its assets and with respect to public liability as is reasonably prudent for a company such as the Company.

4.29 The Company does not own, directly or indirectly, any shares or interest in any other company or business entity.

4.30 The Vendor is a resident of Canada (as defined in the INCOME TAX ACT of Canada and the INCOME TAX ACT of British Columbia).

4.31 This Agreement has been duly executed delivered by the Vendor and is a valid and binding obligation of the Vendor enforceable in accordance with its terms.

4.32 The tax value of the assets of the Business is not determined, but will depend upon the technical performance ability of its products currently under development.

4.33 The leases and agreements described in the contracts and agreements attached as part of Schedule 5 are all in good standing and in full force and effect and no party is in default under those leases and agreements. All amounts payable by the Vendor or the Company under those leases and agreements have been paid n full. All necessary consents to the assignment of such leases and agreements to the Company have been obtained.

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Article 5 - Covenants to the Vendor

The Vendor covenants and agrees with the Purchaser as follows:

5.1 Consents

Both before and after the Closing Date, the Vendor shall use best efforts to assist the Purchaser in obtaining from all appropriate federal, provincial, state, municipal, and other governmental or administrative bodies and all other persons all such approvals and consents in form and terms satisfactory to counsel for the Purchaser as are necessary or required in order to permit the sale, transfer and assignment of all the right, title and interest of the Vendor in and to the Shares to the Purchaser.

5.2 Possession

At or before the Time of Closing, the Vendor shall deliver to the Purchaser possession of all books, records, book accounts, lists of suppliers and customers of the Company and all other documents, files, records and other data, financial or otherwise, relating to the business.

5.3 Books and Records

The Vendor will permit the Purchaser, anytime up to the Closing Date, and its auditors, solicitors and other authorized persons, to make such investigation of the properties and assets of the Company and of its financial and legal condition and the properties and assets of the Vendor as described in Schedule 4 as the Purchaser deems necessary or advisable to familiarize itself with such properties, assets and other matters and have full access to the Business premises and to all records, documents and other information related to the Business and the Company, including all working papers (internal and external) and details of accounts and inventories prepared, obtained or used in connection with the preparation of the Financial Statements.

5.4 Interim Management - Positive Covenants

From the date of this Agreement to the Closing Date, the Vendor will cause the Company to:

(a) carry on the Business in the ordinary and normal course, in a prudent, businesslike and efficient manner and substantially in accordance with the procedures and practices in effect.

(b) maintain insurance on the assets of the Company as they are insured on the date of this Agreement;

(c) use its best efforts to preserve and maintain the goodwill of Business; and

(d) do all necessary repairs and maintenance to the assets of the Company and take reasonable care to protect and safeguard those assets.

5.5 Interim Management - Negative Covenants

From the date of this Agreement to the Closing Date, the Vendor will not, and will not permit the Company to, without the prior consent in writing of the
Purchaser:

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(a) purchase or sell, consume or otherwise dispose of any of its assets in connection with the Business;

(b) enter into any contract or assume or incur any liability relating to or anyway affecting the Business except in the ordinary course of business and which are not material;

(c) settle any accounts receivable of any material nature at less than face value net of the reserve for that account;

(d) waive or surrender any material right in connection with the Business;

(e) discharge, satisfy or pay any lien, encumbrance, obligation or liability in connection with the Business; or

(f) make any capital expenditures or commitment for any capital expenditures in connection with the Business.

5.6 Opinion

The Vendor will deliver to the Purchase at the Time of Closing an opinion of the Vendor's counsel, addressed to the Purchaser, in form satisfactory to counsel for the Purchaser that:

(a) the Company is duly organized and validly existing under the laws of the Province of British Columbia and is in good standing with the Office of the Registrar of Companies of British Columbia;

(b) all necessary steps and corporate proceedings have been taken to permit the Shares to be duly and validly transferred to and registered in the name of the Purchaser;

(c) the number of authorized and issued shares in the capital of the Company is warranted by the Vendor and all issued shares are duly authorized, validly issued and outstanding as fully paid and non-assessable; and

(d) based on knowledge and belief as informed by the directors of the Company, such solicitors know of no claims, judgment, actions, suits, litigation, proceedings or investigations, actual, pending or threatened against the Company which might materially affect any business, properties, assets, prospects or conditions, financial or otherwise, of the Company or which could result in any material liability to the Company.

5.7 Transfer of Shares

The Vendor will, at the time of closing, take all necessary steps and proceedings as approved by counsel for the Purchaser to permit the Shares to be duly and regularly transfer to the Purchaser and registered in its name for, freeing clear of any means, charges, encumbrances.

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5.8 Resolutions

On the closing date, the Vendor shall deliver to the Purchaser:

(a) certified copies of resolutions of the directors of the Company authorizing the transfer of the Shares and the registration of the transfer of the Shares in the name of the Purchaser and authorizing the issue of new share certificates;

(b) duly executed share certificates representing the Shares in the name of the Purchaser;

(c) all corporate records of the Company and its corporate seal (if it has adopted a seal); and

(d) certified copies of resolutions of the directors of the Vendor authorizing the transactions contemplated in this Agreement.

5.9 Representations and Warranties

On the Closing Date, the representations and warranties of the Vendor contained in this Agreement will be true and correct as if made on and as of the Closing Date.

5.10     Contracts and Agreements
All of the transactions set out in the contracts and agreements included as
Schedule 5 will be completed on or before the Closing Date.

Article 6 - Conditions of Closing

6.1 The obligations of the Purchaser under this Agreement are subject to the following conditions for the exclusive benefit of the Purchaser being fulfilled in all material respects in the reasonable opinion of the Purchaser at the Time of Closing or waived by the Purchaser at or before the Time of Closing or agreed by the Vendor and the Purchaser to be indemnified for by the Vendor.

(a) the representations and warranties of the Vendor contained in this Agreement shall be true and correct as of the date of this Agreement and on and as of the Closing Date;

(b) the Vendor shall have complied with all covenants and Agreements in this Agreement agreed to be performed or caused to be performed by its respectively on the before the Closing Date;

(c) the title of the Company to its assets free and clear of liens, charges and encumbrances, the legality of the incorporation and organization of the Company, the due creation and issuance as fully paid and non-assessable of the Shares, all corporate proceedings of the Company, its shareholders and directors, the right of the Company to carry on the Business and all other matters which in the opinion of counsel for the Purchaser are material in connection with the transactions of purchases and sale contemplated by this Agreement shall be subject to the favorable opinion of such counsel and all relevant records and information shall be supplied to such counsel for that purpose;

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(d) no material loss or destruction of or damage to any of the assets of the
Company shall have occurred between the date of this Agreement and the Time of Closing;

(e) no action or proceeding in Canada shall be pending or threatened by any person, Company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

(i) the purchase and sale of the Shares and other assets contemplated by this Agreement or the right of the Purchaser to own the Shares; or

(ii) the right of the Company to conduct its operations and carry on the Business in the normal course as the Business and its operations have been carried on in the past; and

(f) the Company shall have the benefit of all licenses and permits, contracts and agreements necessary to permit it to carry on the Businesses as carried on by the Vendor.

6.2 If any of the conditions in Article 6.1 are not fulfilled or waived or indemnified for, the Purchaser on the Closing Date may rescind this Agreement by notice in writing to the Vendor. In such event, the Purchaser shall be released from all obligations under this Agreement, and the Vendor will also be released unless the Vendor was reasonably capable of causing such condition or conditions to be fulfilled or the Vendor has breached any of its representations, warranties, covenants or agreements in this Agreement. The Purchaser shall be repaid the Purchase Price paid under Article 3.

6.3 The conditions in Article 6.1 may be waived in whole or in part without prejudice to any right of rescission in the event of the non-fulfillment of any other condition or conditions. A waiver will be binding only if it is in writing.

Article 7 - Closing Arrangements

7.1 Place

The closing shall take place at the Time of Closing at Suite 309-837 West Hastings Street, Vancouver, British Columbia.

7.2 Share Certificates/Payment

At the Time of Closing, upon fulfillment of all conditions set out in Article 6 which have not been waived in the manner provided for in Article 6.3, the Vendor shall deliver to the Purchaser certificates respecting all the Shares and will cause such Shares to be duly and regularly recorded in the name in the Purchaser, whereupon, subject to all other terms and conditions hereof being complied with, the Purchase Price shall be paid and satisfied in the manner provided in Article 3.

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Article 8 - General

8.1 Reliance

The Vendor acknowledges and agrees that the Purchaser has entered into this Agreement relying on the representations, warranties, covenants and agreements and other terms and conditions of this Agreement and no information which is now known, which may become known or which could be upon investigation have become known to the Purchaser or the Company or any of the present or future officers, directors or professional advisers shall anyway limit or extinguish any rights an of them may have against the Vendor, including without limitation, any right to indemnity under Article 9.3 of the Agreement.

8.2 Survival of Representations

The representations, warranties, covenants and agreements of the Vendor contained in this Agreement and any document or certificate given under this Agreement shall survive the closing of the transactions contemplated by this Agreement and remain in full force and effect notwithstanding any waiver by the Purchaser or the Company unless such waiver was made after notice and in writing by the Vendor to the Purchaser setting forth the breach.

8.3 Indemnification

The Vendor covenants and agrees to indemnify and save harmless the Purchaser and the Company from any loss, damages, liabilities, costs and expenses (including without limitation any tax liability) suffered by the Purchaser or the Company directly or indirectly as a result of or arising out of any breach of representations, warranty, covenant or agreement of the Vendor contained in this Agreement, the Closing Warranty or any document or certificate delivered under this Agreement.

8.4 Commissions, Legal Fees

Each of the parties will bear the fees and disbursements of the respective lawyers, accountants and consultants engaged by them respectively in connection with this Agreement and will not cause or permit any such fees or disbursements to be charged to the Company before the Closing Date.

8.5 Notices

Any notice, director or other instrument required or permitted to be given under this Agreement shall be in writing and maybe given by mailing the same postage prepaid or delivering the same addressed as follows:

To the Vendor:
1240 Highridge Drive, Kamloops, British Columbia V2C 6G5

To the Company
201-239 Victoria Street, Kamloops, B.C. V2C 2A1

To the Purchaser:
300 South Orange Avenue, 15th Floor, PMB#14003, Orlando Florida, U.S.A. 32801 with a copy to their lawyer at 309-837 W. Hastings Street, Vancouver, British Columbia V6C 3N6

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8.6 Time of Essence

Time shall be of the essence of this Agreement

8.7 Further Assurances

Each of the parties will execute and deliver such further documents and instruments and do such acts and things as may, before or after the Closing Date, be reasonably required by another party to carry out the intent and meaning of this Agreement and to assure to the Purchaser the Shares.

8.8 Governing Law

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of British Columbia, exclusive of the conflicts of laws of British Columbia. The parties agree that all disputes will be submitted to the jurisdiction of the British Columbia courts.

8.9 Benefit and Binding Nature of the Agreement

This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and assigns.

8.10 Entire Agreement

This Agreement supercedes all prior written or oral agreements between the parties, and represents the entire agreement between the parties. This Agreement may only be amended by the parties in writing.

8.11 Counterparts

This agreement may be signed in counterparts and transmitted by facsimile.

IN WITNESS WHEREOF this Agreement has been executed by the parties.

THE VENDOR                                   THE COMPANY

/S/ JARRETT FAIRLIE                          /S/ JARRETT FAIRLIE
 -----------------------------------         -----------------------------------
                                             PRESIDENT

THE PURCHASER

/S/ THOMAS BRAUN
------------------------------------
PRESIDENT


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